EXHIBIT 99.1

Flushing Financial Corporation Appoints Caren C. Yoh to Board of Directors

LAKE SUCCESS, N.Y., April 29, 2015 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), announced today the appointment of Caren C. Yoh to its Board of Directors effective May 1, 2015. The announcement was made by John R. Buran, the Company's President and Chief Executive Officer, on behalf of the Company's Board of Directors.

Mr. Buran stated: "We are pleased that Caren Yoh has agreed to join our Board of Directors. She has served as a member of our Asian Advisory Board for the past 7 years. Caren is a recognized leader in the community and has been the owner of a full-service accounting firm in Flushing, Queens since 1989. As a Certified Public Accountant, she is well known for her expertise in auditing, taxation and estate planning. She specializes in crafting the strategic vision to assist her clients in achieving their business goals. Additionally, she has provided gratis advisory and accounting services to various non-profit and religious organizations in the Flushing community."

Throughout her career, Ms. Yoh has been the keynote speaker at numerous financial information seminars sponsored by Firstrade Securities, The World Journal and the Chinese American Society of CPAs. Ms. Yoh has appeared on both SinoVision and New Tang Dynasty community television, where she has spoken on such topics as tax laws and estate planning.

Ms. Yoh has held various board positions with several business and community organizations including Flushing Business Improvement District (BID), Flushing Chinese Business Association, New York Hua Liu Tsu Hui Buddhist Temple, Chinese American Women Commerce Association, and LaGuardia Community College Foundation. She also served as President of the Chinese American Entrepreneur Association.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC), is the holding company for Flushing Bank, a New York State chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on the Bank and Flushing Financial Corporation may be obtained by visiting the Company's website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Maria A. Grasso
         Senior Executive Vice President, Chief Operating Officer
         Flushing Financial Corporation
         718-961-5400